Exhibit 10.1

OFFICE DEPOT, INC.
AMENDED LONG-TERM EQUITY INCENTIVE PLAN
As Revised and Amended by the Shareholders
At the Annual Meeting, May 14, 2004

1. PURPOSE.

     This plan shall be known as the Office Depot, Inc. Long-Term Equity Incentive Plan (the “Plan”). The purpose of the Plan shall be to promote the long-term growth and profitability of Office Depot, Inc. (the “Company”) and its Subsidiaries by (i) providing certain directors, officers and key employees of, and certain other key individuals who perform services for, the Company and its Subsidiaries with incentives to maximize stockholder value and otherwise contribute to the success of the Company and (ii) enabling the Company to attract, retain and reward the best available persons for positions of substantial responsibility. Grants of incentive or nonqualified stock options, stock appreciation rights (“SARs”), either alone or in tandem with options, restricted stock, performance awards, or any combination of the foregoing may be made under the Plan. The provisions of this Plan hereby supersede and replace all prior versions and/or iterations of the Plan. This Plan may be modified for purposes of local law in jurisdictions outside the United States by the adoption by the Company, acting by and through a duly authorized Committee appointed by the Board of Directors, of any amendment or Subplan required by such local law requirements.

2. DEFINITIONS.

     (a) “BOARD OF DIRECTORS” and “BOARD” mean the board of directors of Office Depot.

     (b) “CAUSE” (unless otherwise defined in the Participant’s grant letter or in an employment contract to which he/she is a party) means the occurrence of one of the following events:

               (i) Conviction of a felony or any crime or offense lesser than a felon involving the property of the Company or a Subsidiary; or

               (ii) Conduct that has caused demonstrable and serious injury to the Company or a Subsidiary, monetary or otherwise; or

               (iii) Willful refusal to perform or substantial disregard of duties properly assigned, as determined by the Company; or

               (iv) Breach of duty of loyalty to the Company or a Subsidiary or other act of fraud or dishonesty with respect to the Company or a Subsidiary.

               (c) “CHANGE IN CONTROL” means, except as may otherwise be provided by the Committee, the occurrence of one of the following events:

               (i) if any “person” or “group” as those terms are used in Sections 12(d) and 13(d) of the Exchange Act, other than an Exempt Person, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

               (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof; or

               (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation; provided, however, a Change of Control shall not be deemed to have occurred (A) if such merger or consolidation would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) either directly or indirectly more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (B) if the corporate existence of the Company is not affected and following the merger or consolidation the Company’s chief executive officers retain their positions with the Company and the directors of the Company prior to such merger or consolidation constitute at least a majority of the board of the Company or the entity that directly or indirectly controls the Company after such merger or consolidation; or

               (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets, other than a sale to an Exempt Person.

     (d) “CODE” means the Internal Revenue Code of 1986, as amended.

     (e) “COMMITTEE” means the Compensation Committee of the Board. The membership of the Committee shall be constituted so as to comply at all times with the applicable requirements of Rule 16b-3 under the Exchange Act and Section 162(m) of the Code.

     (f) “COMMON STOCK” means the Common Stock, par value $.01 per share, of the Company, and any other shares into which such stock may be changed by reason of a recapitalization, reorganization, merger, consolidation or any other change in the corporate structure or capital stock of the Company.

     (g) “EMPLOYEE” means any person who is a regular employee of the Company (including officers and directors who are also employees) of the Company, either within or outside the United States, who is selected by the Committee to participate in the Plan.

     (h) “EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended.

     (i) “EXEMPT PERSON” means any employee benefit plan of the Company or a trustee or other administrator or fiduciary holding securities under an employee benefit plan of the Company.

     (j) “FAIR MARKET VALUE” of a share of Common Stock of the Company means, as of the date in question,

(1)	if the Common Stock is listed for trading on the New York Stock Exchange, the mean of the highest and lowest sale prices of the Common Stock on such date, as reported on the New York Stock Exchange Composite Tape, or if no such reported sale of the Common Stock shall have occurred on such date, on the last day prior to such date on which there was such a reported sale; or

(2)	if the Common Stock is not so listed, but is listed on another national securities exchange or authorized for quotation on the National Association of Securities Dealers Inc. NASDAQ National Market System (“NASDAQ/NMS”), the mean of the highest and lowest sale price of the Common Stock on such date as reported on such exchange or NASDAQ/NMS, or if no such reported sale of the Common Stock shall have occurred on such date, on the last day prior to such date on which there was such a reported sale;

(3)	if the Common Stock is not listed for trading on a national securities exchange or authorized for quotation on NASDAQ/NMS, the mean of the highest and lowest sale prices of the Common Stock on such date as reported by the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or, if no such prices shall have been so reported for such date, on the last day prior to such date on which there was such a reported sale.

     (k) “INCENTIVE STOCK OPTION” means an option conforming to the requirements of Section 422 of the Code and any successor thereto.

     (l) “INTERNATIONAL PARTICIPANT” means a participant in the Plan who resides or works outside of the United States.

     (m) “NON-EMPLOYEE” means any person, not an Employee of the Company, as defined herein, who serves as a director, consultant or adviser to the Company.

     (n) “NON-EMPLOYEE DIRECTOR” has the meaning given to such term in Rule 16b-3 under the Exchange Act.

     (o) “NONQUALIFIED STOCK OPTION” means any stock option other than an Incentive Stock Option.

     (p) “OFFICER” means an Employee or a Non-Employee of the Company whose position in the Company or in any affiliate or subsidiary entity of the Company is that of a corporate officer, as determined by the Board of Directors.

     (q) “OTHER COMPANY SECURITIES” mean securities of the Company other than Common Stock, which may include, without limitation, unbundled stock units or components thereof, debentures, preferred stock, warrants and securities convertible into or exchangeable for Common Stock or other property.

     (r) “PARTICIPANT” means a recipient of any grant of stock options, restricted stock, stock appreciation rights or performance awards under this Plan.

     (s) “PRIOR PLAN(S)” means the Office Depot, Inc. Omnibus Equity Plan, the Office Depot, Inc. Directors Stock Option Plan or any other plan which these plans subsumed or replaced.

     (t) “RETIREMENT” means retirement as defined under any Company pension plan or retirement program or termination of one’s employment on retirement with the approval of the Committee.

     (u) “SUBSIDIARY” means a corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof, or such lesser percentage as may be approved by the Committee, are owned directly or indirectly by the Company.

3. ADMINISTRATION; POWERS OF THE COMMITTEE; LIMITATIONS OF LIABILITY.

     The Plan shall be administered by the Committee; provided that the Board may, in its discretion, at any time and from time to time, resolve to administer the Plan, in which case the term “Committee” shall be deemed to mean the Board for all purposes herein. The Committee shall consist of at least two directors.

Subject to the provisions of the Plan, the Committee shall be authorized to (i) select persons to participate in the Plan, (ii) determine the form and substance of grants made under the Plan to each participant, and the conditions and restrictions, if any, subject to which such grants will be made, (iii) modify the terms of grants made under the Plan in the event of a Change in Control or death, disability, retirement of the participant, or other situation which the Committee deems as a special circumstance, (iv) interpret the Plan and grants made thereunder, (v) make any adjustments necessary or desirable in connection with grants made under the Plan to eligible participants located outside the United States and (vi) adopt, amend, or rescind such rules and regulations, and make such other determinations, for carrying out the Plan as it may deem appropriate. Decisions of the Committee on all matters relating to the Plan shall be in the Committee’s sole discretion and shall be conclusive and binding on all parties. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto.

     No member of the Committee and no officer of the Company shall be liable for any action taken or omitted to be taken by such member, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under the Plan, except for such person’s own willful misconduct or as expressly provided by statute. Members of the Committee and officers of the Company shall be indemnified in connection with their administration of the Plan to the fullest extent provided by the Delaware General Corporation Law and by the Bylaws of the Company.

4. EXPENSES OF THE PLAN.

     The expenses of the Plan shall be borne by the Company. The Company shall not be required to establish any special or separate fund or make any other segregation of assets to assume the payment of any award under the Plan, and rights to the payment of such awards shall be no greater than the rights of the Company’s general creditors.

5. SHARES AVAILABLE FOR THE PLAN.

     Subject to adjustments as provided in Section 20, to allow for stock splits, recapitalizations and similar occurrences, as of any date the total number of shares of Common Stock with respect to which awards may be granted under the Plan (the “Shares”) shall equal the excess (if any) of 62,068,750 over (i) the number of shares of Common Stock subject to outstanding awards under the Plan or the Prior Plans, (ii) the number of shares of Common Stock in respect of which options and stock appreciation rights have been exercised under the Plan or the Prior Plans, and (iii) the number of shares of Common Stock issued pursuant to performance awards or issued subject to forfeiture restrictions which have lapsed under the Plan or the Prior Plans. Such Shares may be in whole or in part authorized and unissued, or shares which are held by the Company as treasury shares. If any grant under the Plan or any Prior Plan expires or terminates unexercised, becomes unexercisable or is forfeited as to any Shares, such unpurchased or forfeited Shares shall thereafter be available for further grants under the Plan unless, in the case of options granted under the Plan or any Prior Plan, related SARs are exercised.

6. PARTICIPATION.

     Participation in the Plan shall be limited to those directors (including Non-Employee Directors), officers (including non-employee officers) and key employees of, and other key individuals (including Non-Employees of the Company) performing services for, the Company and its Subsidiaries selected by the Committee (including participants located outside the United States). Nothing in the Plan or in any grant thereunder shall confer any right on a participant to continue in the employ of or the performance of services for the Company or shall interfere in any way with the right of the Company to terminate the employment or performance of services of a participant at any time. By accepting any award under the Plan, each participant and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

     Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such individuals are similarly situated. A grant of any type made hereunder in any one year to an eligible participant shall neither guarantee nor preclude a further grant of that or any other type to such participant in that year or subsequent years.

7. INCENTIVE AND NONQUALIFIED OPTIONS.

     The Committee may from time to time grant to eligible participants Incentive Stock Options, Nonqualified Stock Options, or any combination thereof; provided that the Committee may grant Incentive Stock Options only to eligible Employees of the Company or its subsidiaries (as defined for this purpose in Section 424(f) of the Code). In any one calendar year, the Committee shall not grant to any one participant, options or SARs to purchase a number of shares of Common Stock in excess of Two Million (2,000,000) shares (subject to such adjustments as may be provided for under Section 20 hereof). The options granted shall take such form as the Committee shall determine, subject to the following terms and conditions.

     It is the Company’s intent that Nonqualified Stock Options granted under the Plan not be classified as Incentive Stock Options, that Incentive Stock Options be consistent with and contain or be deemed to contain all provisions required under Section 422 of the Code and any successor thereto, and that any ambiguities in construction be interpreted in order to effectuate such intent. If an Incentive Stock Option granted under the Plan does not qualify as such for any reason, then to the extent of such nonqualification, the stock option represented thereby shall be regarded as a Nonqualified Stock Option duly granted under the Plan, provided that such stock option otherwise meets the Plan’s requirements for Nonqualified Stock Options.

     Incentive Stock Options or Nonqualified Stock Options, SARs, alone or in tandem with options, restricted stock awards, performance awards, or any combination thereof, may be granted to such persons and for such number of Shares as the Committee shall determine (such individuals to whom grants are made being sometimes herein called “optionees” or “grantees,” as the case may be).

8. TERMS OF STOCK OPTIONS.

     (a) Price. The price per Share payable by an optionee upon the exercise of each option (the “exercise price”) shall be established by the Committee, except that the exercise price may not be less than 100% of the Fair Market Value of a share of Common Stock as of the date of grant of the option, and in the case of the grant of any Incentive Stock Option to an employee who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the exercise price may not be less than 110% of the Fair Market Value of a share of Common Stock as of the date of grant of the option, in each case unless otherwise permitted by Section 422 of the Code.

     (b) Terms of Options. The term during which each option may be exercised shall be determined by the Committee, but, except as otherwise provided herein, in no event shall an option be exercisable in whole or in part, in the case of a Nonqualified Stock Option or an Incentive Stock Option (other than as described below), more than ten years from the date it is granted or, in the case of an Incentive Stock Option granted to an employee who at the time of the grant owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, if required by the Code, more than five years from the date it is granted. All rights to purchase Shares pursuant to an option shall, unless sooner terminated, expire at the date designated by the Committee. The Committee shall determine the date on which each option shall become exercisable and may provide that an option shall become exercisable in installments. The Committee shall have the discretion to provide in the form of option grant that the vesting and exercisability of the option may be accelerated by the achievement of performance goals established by the Committee at the time of grant. The performance goals shall be based on one or more of the standards set forth in Section 15 hereof. The Shares constituting each installment may be purchased in whole or in part at any time after such installment becomes exercisable, subject to such minimum exercise requirements as may be designated by the Committee. Unless otherwise provided herein or in the terms of the related grant, an optionee may exercise an option only if he or she is, and has continuously since the date the option was granted, been a director, officer or employee of or performed other services for the Company or a Subsidiary. Prior to the exercise of an option and delivery of the Shares represented thereby, the optionee shall have no rights as a stockholder with respect to any Shares covered by such outstanding option (including any dividend or voting rights).

     (c) Limitations on Grants. If required by the Code, the aggregate Fair Market Value (determined as of the grant date) of Shares for which an Incentive Stock Option is exercisable for the first time during any calendar year under all incentive stock option plans of the Company and its subsidiaries (as defined in Section 424 of the Code) may not exceed $100,000.

9. WRITTEN AGREEMENT; VESTING; CONFIDENTIALITY AGREEMENT.

(a)	Each Participant to whom a grant is made under this Plan shall enter into a written agreement with the Company that shall contain such provisions, including without limitation vesting requirements, consistent with the provisions of the Plan, as may be approved by the Committee. Unless the Committee may otherwise provide and except as otherwise provided in Section 11 in connection with a Change of Control or certain occurrences of termination, no grant under this Plan may be exercised, and no restrictions relating thereto may lapse, within six months of the date such grant is made.

(b)	Each Participant shall, as a condition to receiving a grant under this Plan, enter into an agreement with the Company containing non-compete, confidentiality, non-solicitation and no-hire provisions substantially in conformity with the provisions of Attachment A hereto and incorporated by reference herein, or in such other form of non-compete, confidentiality, non-solicitation and no-hire agreement as the Committee may adopt and approve from time to time (as so modified or amended, the “Non-Compete Agreement”). Such provisions may be included in, or incorporated by reference in, the written agreement referred to in Section 9(a) above. Such agreement shall provide that in the event the Participant shall violate or breach such provisions, the Company shall have the right, among such other remedies for breach as may be available to it at law or in equity, to require the Participant to forfeit any unexercised options, SAR’s, performance awards or unvested restricted stock awarded to Participant under this Plan, and, in the event the Participant has realized any proceeds from the disposition of any such stock or other awards within two years prior to such violation or breach, the Company shall have the right to seek to recover such proceeds from the Participant.

(c)	The written agreement referred to in Section 9(a) above may consist of a signed acknowledgment of receipt of a grant letter from the Company to the Participant, pursuant to which the Participant agrees that the terms of this Plan are incorporated by reference into such grant letter, are available upon request from the Office of the Plan Administrator at the Company or on the Company’s Intranet Site under Human Resources. Similarly, the Participant shall be deemed to have entered into a Non-Compete Agreement with the Company, in the form attached hereto as Attachment A (or in such other form as the Committee may adopt and specify from time to time), each time the Participant signs an acknowledgment of receipt of such a grant letter.

10. EXERCISE OF STOCK OPTIONS.

     (a) Notice. Options may be exercised, in whole or in part, upon the Company’s receipt of written notice of exercise in the form prescribed by the Company, accompanied by payment of the exercise price of the Shares to be acquired. However, no participant shall be eligible to exercise any Stock Option (i) if the participant, at the time of the purported exercise, is not in compliance with any provision of the Plan or (ii) with respect to which the participant has not signed and returned to the Company a letter in the form prescribed by the Company, acknowledging receipt of such Stock Option, agreeing to abide by the provisions of the Plan and otherwise containing such provisions as the Company shall prescribe. Once given, a notice may not be withdrawn without the consent of the Company.

     (b) Method of Payment. Unless otherwise determined by the Committee, payment shall be made (i) in cash (including check, bank draft or money order), (ii) by delivery of outstanding shares of Common Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price payable with respect to the options’ exercise, (iii) by simultaneous sale through a broker reasonably acceptable to the Committee of Shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board, (iv) by authorizing the Company to withhold from issuance a number of Shares issuable upon exercise of the options which, when multiplied by the Fair Market Value of a share of Common Stock on the date of exercise is equal to the aggregate exercise price payable with respect to the options so exercised or (v) by any combination of the foregoing. or (v) such other form of payment as the Committee may permit in its discretion.

     (c) Payment by Tender of Shares. In the event a grantee elects to pay the exercise price payable with respect to an option pursuant to clause (ii) of Section 10(b) above, (A) only a whole number of share(s) of Common Stock (and not fractional shares of Common Stock) may be tendered in payment, (B) such grantee must present evidence acceptable to the Company that he or she has owned any such shares of Common Stock tendered in payment of the exercise price (and that such tendered shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise, and (C) Common Stock must be delivered to the Company. Delivery for this purpose may, at the election of the grantee, be made either by (A) physical delivery of the certificate(s) for all such shares of Common Stock tendered in payment of the price, accompanied by duly executed instruments of transfer in a form acceptable to the Company, or (B) direction to the grantee’s broker to transfer, by book entry, such shares of Common Stock from a brokerage account of the grantee to a brokerage account specified by the Company. When payment of the exercise price is made by delivery of Common Stock, the difference, if any, between the aggregate exercise price payable with respect to the option being exercised and the Fair Market Value of the share(s) of Common Stock tendered in payment (plus any applicable taxes) shall be paid in cash. No grantee may tender shares of Common Stock having a Fair Market Value exceeding the aggregate exercise price payable with respect to the option being exercised (plus any applicable taxes).

     (d) Payment by Withholding of a Portion of Shares. In the event a grantee elects to pay the exercise price payable with respect to an option pursuant to clause (iv) above, (A) only a whole number of Share(s) (and not fractional Shares) may be withheld in payment and (B) such grantee must present evidence acceptable to the Company that he or she has owned a number of shares of Common Stock at least equal to the number of Shares to be withheld in payment of the exercise price (and that such owned shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise . When payment of the exercise price is made by withholding of Shares, the difference, if any, between the aggregate exercise price payable with respect to the option being exercised and the Fair Market Value of the Share(s) withheld in payment (plus any applicable taxes) shall be paid in cash. No grantee may authorize the withholding of Shares having a Fair Market Value exceeding the aggregate exercise price payable with respect to the option being exercised (plus any applicable taxes). Any withheld Shares shall no longer be issuable under such option.

11. EFFECT OF TERMINATION; CHANGE OF CONTROL ON OPTIONS.

     (a) Termination. Except as may otherwise be provided by the Committee:

(i) If a participant ceases to be a director, officer or employee of, or to perform other services for, the Company and any Subsidiary due to the death of the participant, all of the participant’s options and SARs shall become fully vested and exercisable and shall remain so for a period of 24 months from the date of such death but in no event after the expiration date of the options or SARs.

      (ii) If a participant ceases to be a director, officer or employee of, or to perform other services for, the Company and any Subsidiary upon the occurrence of his or her Retirement, (A) all of the participant’s options and SARs that were exercisable on the date of Retirement shall remain exercisable for, and shall otherwise terminate at the end of, a period of up to 90 days (except as provided in Section 11(a)(iv) hereof) after the date of Retirement, but in no event after the expiration date of the options or SARs and (B) all of the participant’s options and SARs that were not exercisable on the date of Retirement shall be forfeited (except as provided in Section 11(a)(v) hereof) immediately upon such Retirement.

      (iii) If a participant ceases to be a director, officer or employee of, or to perform other services for, the Company or a Subsidiary due to Cause, all of the participant’s options and SARs shall be forfeited immediately upon such cessation, whether or not then exercisable.

      (iv) If a participant who is a director or officer subject to Section 16 of the Exchange Act ceases to be a director or officer of the Company due to involuntary separation from the Company (other than termination for Cause) or voluntary separation from the Company, provided that the individual officer or director who so voluntarily separates himself or herself from the Company shall have completed five (5) or more years of service for the Company prior to the date of such voluntary separation, (A) all of the participant’s options and SARs that were exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate at the end of, a period of up to 18 months after the date of such cessation, but in no event after the expiration date of the options or SARs and, (B) except as provided in Section 11(a)(v) hereof with respect to directors, all of the participant’s options and SARs that were not exercisable on the date of such cessation shall be forfeited immediately upon such cessation.

      (v) With respect to a director of the Company whose period of service ends, either voluntarily or by reason of his or her not seeking re-election to the Board or not being re-nominated to the Board, any issued but unvested stock options granted to such director during his term of office shall be allowed to vest pursuant to its normal vesting schedule during that number of calendar months following the end of the calendar month in which his or her term of office ends which is equal to up to one-half the number of months during which such director served as a director of the Company. For example, if a director has served a period of 30 months as a director of the Company, then such director would have a period of 15 months, following the end of his or her term, during which any stock options which by their normal vesting schedule would vest during such 15-

month period shall be allowed to vest and in such event, the director would then have up to 18 months from the date of vesting of any such option within which to exercise any stock options so vested. Nothing contained in this Section 11(a)(v) shall serve to extend the term of any stock option beyond its initial term upon issuance.

      (vi) Except as otherwise provided in Sections 11(a)(iv) or 11(a)(v) hereof, if a participant who is not an officer subject to Section 16 of the Exchange Act ceases to be a director, officer or employee of, or to otherwise perform services for, the Company or a Subsidiary for any reason other than death, Retirement or Cause, (A) all of the participant’s options and SARs that were exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate at the end of, a period of 90 days after the date of such cessation, but in no event after the expiration date of the options or SARs and (B) all of the participant’s options and SARs that were not exercisable on the date of such cessation shall be forfeited immediately upon such cessation. The Committee may, at its sole discretion, determine (i) whether any leave of absence (including short-term or long-term disability or medical leave) shall constitute a termination of employment for purposes of this Plan and (ii) the impact, if any, of any such leave on outstanding awards under the Plan.

(b) Change in Control. If there is a Change in Control, all of the participant’s options and SARs shall become fully vested and exercisable immediately prior to such Change in Control and shall remain so until the expiration date of the options and SARs.

12. RELOAD OPTIONS.

     The Committee may provide (either at the time of grant or exercise of an option), in its discretion, for the grant to a grantee who exercises all or any portion of an option (“Exercised Options”) and who pays all or part of such exercise price with shares of Common Stock, of an additional option (a “Reload Option”) for a number of shares of Common Stock equal to the sum (the “Reload Number”) of the number of shares of Common Stock tendered or withheld in payment of such exercise price for the Exercised Options plus, if so provided by the Committee, the number of shares of Common Stock, if any, tendered or withheld by the grantee or withheld by the Company in connection with the exercise of the Exercised Options to satisfy any federal, state or local tax withholding requirements. The terms of each Reload Option, including the date of its expiration and the terms and conditions of its exercisability and transferability, shall be the same as the terms of the Exercised Option to which it relates, except that (i) the grant date for each Reload Option shall be the date of exercise of the Exercised Option to which it relates and (ii) the exercise price for each Reload

Option shall be the Fair Market Value of the Common Stock on the grant date of the Reload Option.

13. STOCK APPRECIATION RIGHTS.

     The Committee shall have the authority to grant SARs under this Plan, either alone or to any optionee in tandem with options (either at the time of grant of the related option or thereafter by amendment to an outstanding option). SARs shall be subject to such terms and conditions as the Committee may specify.

     No SAR may be exercised unless the Fair Market Value of a share of Common Stock of the Company on the date of exercise exceeds the exercise price of the SAR or, in the case of SARs granted in tandem with options, any options to which the SARs correspond. Prior to the exercise of the SAR and delivery of the cash and/or Shares represented thereby, the participant shall have no rights as a stockholder with respect to Shares covered by such outstanding SAR (including any dividend or voting rights).

     SARs granted in tandem with options shall be exercisable only when, to the extent and on the conditions that any related option is exercisable. The exercise of an option shall result in an immediate forfeiture of any related SAR to the extent the option is exercised, and the exercise of an SAR shall cause an immediate forfeiture of any related option to the extent the SAR is exercised.

     Upon the exercise of an SAR, the participant shall be entitled to a distribution in an amount equal to the difference between the Fair Market Value of a share of Common Stock on the date of exercise and the exercise price of the SAR or, in the case of SARs granted in tandem with options, any option to which the SAR is related, multiplied by the number of Shares as to which the SAR is exercised (less any applicable taxes). The Committee shall decide whether such distribution shall be in cash, in Shares having a Fair Market Value equal to such amount, in Other Company Securities having a Fair Market Value equal to such amount or in a combination thereof.

     All SARs will be exercised automatically on the last day prior to the expiration date of the SAR or, in the case of SARs granted in tandem with options, any related option, so long as the Fair Market Value of a share of Common Stock on that date exceeds the exercise price of the SAR or any related option, as applicable. A SAR granted in tandem with options shall expire at the same time as any related option expires and shall be transferable only when, and under the same conditions as, any related option is transferable.

14 . RESTRICTED STOCK.

     The Committee may at any time and from time to time grant Shares of restricted stock under the Plan to such participants and in such amounts as it determines. Each grant of restricted stock shall specify the applicable restrictions on such Shares, the duration of such restrictions (which shall be at least 3 years, subject to partial vesting at the end of year 1 and any time thereafter, and except as otherwise provided in the third paragraph of this Section 14), and the time or times at which such restrictions shall lapse with respect to all or a specified number of Shares that are part of the grant.

     The participant will be required to pay the Company the aggregate par value of any Shares of restricted stock (or such larger amount as the Board may determine to constitute capital under Section 154 of the Delaware General Corporation Law, as amended) within ten days of the date of grant, unless such Shares of restricted stock are treasury shares. Unless otherwise determined by the Committee, certificates representing Shares of restricted stock granted under the Plan will be held in escrow by the Company on the participant’s behalf during any period of restriction thereon and will bear an appropriate legend specifying the applicable restrictions thereon, and the participant will be required to execute a blank stock power therefor. Except as otherwise provided by the Committee, during such period of restriction the participant shall have all of the rights of a holder of Common Stock, including but not limited to the rights to receive dividends and to vote, and any stock or other securities received as a distribution with respect to such participant’s restricted stock shall be subject to the same restrictions as then in effect for the restricted stock.

     Except as may otherwise be provided by the Committee, (a) immediately prior to a Change in Control or at such time as a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company and its Subsidiaries due to death or Retirement during any period of restriction, all restrictions on Shares granted to such participant shall lapse, and (b) at such time as a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company or its Subsidiaries for any other reason, all Shares of restricted stock granted to such participant on which the restrictions have not lapsed shall be immediately forfeited to the Company.

15 . PERFORMANCE AWARDS.

     Performance awards may be granted to participants at any time and from time to time as determined by the Committee. The Committee shall have complete discretion in determining the size and composition of performance awards so granted to a participant and the appropriate period over which performance is to be measured (a “performance cycle”), except that no performance cycle shall be less than 12 months in duration. Performance awards may include (i) specific dollar-value target awards, (ii) performance units, the value of each such unit being determined by the Committee at the time of issuance, and/or (iii) performance Shares, the value of each such Share being equal to the Fair Market Value of a share of Common Stock. The value of each performance award may be fixed or it may be permitted to fluctuate based on a performance factor (e.g., return on equity) selected by the Committee. The maximum aggregate payout (determined as of the end of the applicable performance cycle) with respect to specific dollar-value target awards or performance units awarded in any one fiscal year to any one Participant shall be $2,500,000, and the maximum aggregate payout (determined as of the end of the applicable performance cycle) with respect to performance Shares granted in any one fiscal year to any one Participant shall be 100,000 performance Shares.

          The Committee shall establish performance goals and objectives for each performance cycle on the basis of one or more of the following measurements of the Company’s performance for the relevant period: earnings per share (EPS); net earnings; pre-tax earnings; earnings before interest and taxes (EBIT); earnings before interest, taxes, depreciation and amortization (EBITDA); net operating profit after tax (NOPAT) return on assets; return on equity; return on net assets (RONA); return on investment; return on capital; total shareholder return; stock price (and stock price appreciation, either in absolute terms or in relationship to the appreciation among members of a peer group to be determined by the Committee); revenues; comparable store sales; cash flow; economic profit; and sales per square foot; inventory turnover and strategic milestones. The performance objectives established by the Committee for any performance cycle may be expressed in terms of attaining a specified level of the performance objective or the attainment of a percentage increase or decrease in the particular objective, and may involve comparisons with respect to historical results of the Company and its Subsidiaries and/or operating groups or segments thereof, all as the Committee deems appropriate. The performance objectives established by the Committee for any performance cycle may be applied to the performance of the Company relative to a market index, a peer group of other companies or a combination thereof, all as determined by the Committee for such performance cycle. The performance objectives established by the Committee must preclude the discretion to increase the amount of any incentive award payable to a Participant.

          During any performance cycle, the Committee shall have the authority to adjust the performance goals and objectives for such cycle for such reasons as it deems equitable to the extent permitted under Section 162(m) of the Code. Specifically, the Committee is authorized to make adjustments in the method of calculating attainment of performance goals and objectives for a performance cycle as follows: (i) to exclude the dilutive effects of acquisitions or joint ventures; (ii) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a performance cycle following such divestiture; (iii) to exclude restructuring and/or other nonrecurring charges; (iv) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (v) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (vi) to exclude the effects to any statutory adjustments to corporate tax rates; (vii) to exclude the impact of any

“extraordinary items” as determined under generally accepted accounting principles; (viii) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends; and (ix) to exclude any other unusual, non-recurring gain or loss or other extraordinary item.

     The Committee shall determine the portion of each performance award that is earned by a participant on the basis of the Company’s performance over the performance cycle in relation to the performance goals for such cycle. The earned portion of a performance award may be paid out in Shares, cash, Other Company Securities, or any combination thereof, as the Committee may determine.

     A participant must be a director, officer or employee of, or otherwise perform services for, the Company or its Subsidiaries at the end of the performance cycle in order to be entitled to payment of a performance award issued in respect of such cycle; provided, however, that, except as otherwise provided by the Committee, (a) if a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company and its Subsidiaries upon his or her death or Retirement prior to the end of the performance cycle, the participant shall earn a proportionate portion of the performance award based upon the elapsed portion of the performance cycle and the Company’s performance over that portion of such cycle and (b) in the event of a Change in Control, a participant shall earn no less than the portion of the performance award that the participant would have earned if the performance cycle(s) had terminated as of the date of the Change in Control.

16. WITHHOLDING TAXES.

     (a) Participant Election. The Committee may provide that a participant may be permitted to elect to deliver shares of Common Stock (or have the Company withhold shares acquired upon exercise of an option or SAR or deliverable upon grant or vesting of restricted stock, as the case may be) to satisfy, in whole or in part, the amount the Company is required to withhold for taxes in connection with the exercise of an option or SAR or the delivery of restricted stock upon grant or vesting, as the case may be. Such election must be made on or before the date the amount of tax to be withheld is determined. Once made, the election shall be irrevocable. The fair market value of the shares to be withheld or delivered will be the Fair Market Value as of the date the amount of tax to be withheld is determined. In the event a participant elects to deliver shares of Common Stock pursuant to this Section 16(a), such delivery must be made subject to the conditions and pursuant to the procedures set forth in Section 10(b) with respect to the delivery of Common Stock in payment of the exercise price of options.

     (b) Company Requirement. The Company may require, as a condition to any grant or exercise under the Plan, to the payment of any SAR or to the delivery of certificates for Shares issued hereunder, that the grantee make provision for the payment to the Company, either pursuant to Section 10(b) or this Section 16(b), of any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or payment or any delivery of Shares. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a grantee, an amount equal to any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or payment or to the delivery of Shares under the Plan, or to retain or sell without notice a sufficient number of the Shares to be issued to such grantee to cover any such taxes, the payment of which has not otherwise been provided for in accordance with the terms of the Plan, provided that the Company shall not sell any such Shares if such sale would be considered a sale by such grantee for purposes of Section 16 of the Exchange Act that is not exempt from matching thereunder.

17. TRANSFERABILITY.

     Unless the Committee determines otherwise, no option, SAR, performance award, or restricted stock granted under the Plan shall be transferable by a participant otherwise than by will or the laws of descent and distribution. Unless the Committee determines otherwise, an option, SAR, or performance award may be exercised only by the optionee or grantee thereof or his guardian or legal representative; provided that Incentive Stock Options may be exercised by such guardian or legal representative only if permitted by the Code and any regulations promulgated thereunder.

18. LISTING, REGISTRATION AND QUALIFICATION UNDER 162 (m) OF THE IRC AND SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934.

     If the Committee determines that the listing, registration or qualification upon any securities exchange or under any law of Shares subject to any option, SAR, performance award or restricted stock grant is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of Shares thereunder, no such option or SAR may be exercised in whole or in part, no such performance award may be paid out and no Shares may be issued unless such listing, registration or qualification is effected free of any conditions not acceptable to the Committee.

     It is the intent of the Company that the Plan comply in all respects with Section 162(m) of the Code, that awards made hereunder comply in all respects with Rule 16b-3 under the Exchange Act, that any ambiguities or inconsistencies in construction of the Plan be interpreted to give effect to such intention and that if any provision of the Plan is found not to be in compliance with Section 162(m), such provision shall be deemed null and void to the extent required to permit the Plan to comply with Section 162(m), as the case may be.

19. TRANSFER OF EMPLOYEE.

     The transfer of an employee from the Company to a Subsidiary, from a Subsidiary to the Company, or from one Subsidiary to another shall not be considered a termination of employment; nor shall it be considered a termination of employment if an employee is placed on military, disability or sick leave or such other leave of absence which is considered by the Committee as continuing intact the employment relationship.

20. ADJUSTMENTS FOR REORGANIZATION, STOCK SPLITS, ETC.

     In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustment as it deems appropriate in the number and kind of Shares or other property reserved for issuance under the Plan, in the number and kind of Shares or other property covered by grants previously made under the Plan, and in the exercise price of outstanding options and SARs. Any such adjustment shall be final, conclusive and binding for all purposes of the Plan. In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation or in which a Change in Control is to occur, all of the Company’s obligations regarding options, SARs performance awards, and restricted stock that were granted hereunder and that are outstanding on the date of such event shall, on such terms as may be approved by the Committee prior to such event, be assumed by the surviving or continuing corporation or canceled in exchange for property (including cash).

     Without limitation of the foregoing, in connection with any transaction of the type specified by clause (iii) of the definition of a Change in Control in Section 2(c), the Committee may, in its discretion, (i) cancel any or all outstanding options under the Plan in consideration for payment to the holders thereof of an amount equal to the portion of the consideration that would have been payable to such holders pursuant to such transaction if their options had been fully exercised immediately prior to such transaction, less the aggregate exercise price that would have been payable therefor, or (ii) if the amount that would have been payable to the option holders pursuant to such transaction if their options had been fully exercised immediately prior thereto would be less than the aggregate exercise price that would have been payable therefor, cancel any or all such options for no consideration or payment of any kind. Payment of any amount payable pursuant to the preceding sentence may be made in cash or, in the event that the consideration to be received in such transaction includes securities or other property, in cash and/or securities or other property in the Committee’s discretion.

21. TERMINATION OR MODIFICATION OF THE PLAN.

     The Board of Directors or the Committee, without approval of the stockholders, may modify or terminate the Plan, except that no modification shall become effective without prior approval of the stockholders of the Company if stockholder approval would be required for continued compliance with the performance-based compensation exception of Section 162(m) of the Code or any listing requirement of the principal stock exchange on which the Common Stock is then listed. With respect to International Participants, the Committee may, in its sole discretion, amend the terms of the Plan or any Awards under the Plan with respect to such International Participants in order to conform such terms to the requirements of local laws in the country in which the International Participant resides or works.

22. AMENDMENT OR SUBSTITUTION OF AWARDS UNDER THE PLAN.

     The terms of any outstanding award under the Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate (including, but not limited to, acceleration of the date of exercise of any award and/or payments thereunder or of the date of lapse of restrictions on Shares) in the event of a change in control or death, disability, retirement of the participant, or other situation which the Committee deems as a special circumstance; provided that, except as otherwise provided in Section 15, no such amendment shall adversely affect in a material manner any right of a participant under the award without his or her written consent. The Committee may, with the grantee’s consent, cancel any award under the Plan and issue a new award in substitution therefor upon such terms as the Committee may in its sole discretion determine, provided that the substituted award shall satisfy all applicable Plan requirements as of the date such new award is made; and further provided, notwithstanding the foregoing or any other provision of this Plan, that in no event shall an option or stock appreciation right be granted in substitution for a previously granted option or stock appreciation right, with the old award being canceled or surrendered as a condition of receiving the new award, if the new award would have a lower option exercise price or stock appreciation right appreciation base than the award it replaces. The foregoing is not intended to prevent equitable adjustment of awards upon the occurrence of certain events as herein provided, for example, without limitation, adjustments pursuant to Section 15.

23. COMMENCEMENT DATE; TERMINATION DATE.

     The date of commencement of the Plan shall be October 1, 1997, subject to approval by the stockholders of the Company. Unless previously terminated upon the adoption of a resolution of the Board terminating the Plan, no Incentive Stock Options shall be issued under this plan after the close of business on September

30, 2007. No termination of the Plan shall materially and adversely affect any of the rights or obligations of any person, without his consent, under any grant of options or other incentives theretofore granted under the Plan.

24. GOVERNING LAW.

     The Plan shall be governed by the laws of the State of Florida, without giving effect to any choice of law provisions.

* * *

Attachment A

NON-COMPETE, CONFIDENTIALITY
AND NON-SOLICITATION AGREEMENT

THIS AGREEMENT is made as of            between Office Depot, Inc., a Delaware corporation (the “Company”) and       (“Employee”), having employee identification number          .

     In consideration of the mutual covenants contained herein and other good and valuable consideration, including the compensation paid to and benefits received by Employee as an employee of the company, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Non-Compete Agreement. Employee hereby agrees that, during the term of Employee’s employment by the Company (including by any subsidiary of the Company), and for a period of 12 months thereafter (as used herein, the “Noncompete Period”), Employee shall not directly or indirectly own or have any interest in, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the businesses of the Company (or any of its subsidiaries), as such businesses exist or are in process on the date hereof, within any geographical area in which the Company (or its subsidiaries) engage in such businesses on the date hereof. Nothing herein shall prohibit Employee from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as Employee has no active participation in the business of such corporation.

2.	Confidential Information. Employee acknowledges that the information, observations and data obtained by Employee while employed by the Company and its subsidiaries concerning the business or affairs of the Company or any subsidiary of the Company (“Confidential Information”) are the property of the

Company or such subsidiary. Therefore, Employee agrees that Employee shall not disclose to any unauthorized person or use for Employee’s own purposes any Confidential Information without the prior written consent of the Company, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Employee’s acts or omissions. Employee shall deliver to the Company at the termination of Employee’s employment, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, disks, printouts and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) or the business of the Company or any subsidiary which Employee may then possess or have under Employee’s control.

3.	Inventions and Patents.

(a)	Employee acknowledges that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable) which relate to the Company’s or any of its subsidiaries’ actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Employee while employed by the Company and its subsidiaries (“Work Product”) belong to the Company and/or such subsidiary. Employee shall promptly disclose such Work Product to the Company and perform all actions reasonably requested by the Company (whether during or after employment) to establish and confirm such ownership (including, without limitation, the execution of assignments, consents, powers of attorney and other instruments).

(b) Notwithstanding the obligations set forth in paragraphs 1 and 2(a) above, after termination of Employee’s employment with the Company, the Employee shall be free to use Residuals of the Company’s Confidential Information and Work Product for any purpose, subject only to its obligations with respect to disclosure set forth herein and any copyrights and patents of the Company. The term “Residuals” means information in non-tangible form that may be retained in the unaided memory of Employee derived from the

Company’s Confidential Information and Work Product to which Employee has had access during his or her employment with the Company. Employee may not retain or use the documents and other tangible materials containing the Company’s Confidential Information or Work Product after the termination of his or her employment with the Company.

4.	Non-Solicitation.

a)	While employed by the Company or any subsidiary thereof and for a period of six months after the termination of Employee’s employment, Employee shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or any subsidiary to leave the employ of the Company or subsidiary, or in any way interfere with the relationship between the Company or any subsidiary and any employee thereof, (ii) hire any person who was an employee of the Company or any subsidiary at any time during his/her employment or (iii) induce or attempt to induce any customer, supplier, licensee, licenser, franchisee or other business relation of the Company or any subsidiary to cease doing business with the Company or such subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any subsidiary (including, without limitation, making any negative statements or communications about the Company or its subsidiaries).

b)	The provisions of this paragraph 3 will be enforced to the fullest extent permitted by the law in the jurisdiction in which Employee resides at the time of the enforcement of the provision.

c)	In the event of the breach or a threatened breach by Employee of any of the provisions of this paragraph 3, the Company, in addition and supplementary to other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security).

5.	Employee’s Representations. Employee hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by Employee do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Employee is a party or by which Employee is bound, (ii) Employee is not a party to or bound by any employment agreement, non-compete agreement or confidentiality agreement with any other person or entity and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Employee, enforceable in accordance with its terms. Employee hereby acknowledges and represents that Employee has had an opportunity to consult with independent legal counsel regarding Employee’s rights and obligations under this Agreement and that Employee fully understands the terms and conditions contained herein.

6.	Survival. This Agreement shall survive and continue in full force in accordance with its terms notwithstanding any termination of employment. Nothing in this Agreement shall be deemed to imply any obligation of continued employment of Employee by the Company which employment shall be “at will” unless otherwise specifically agreed in writing.

7.	Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed by first class mail, return receipt requested, to the recipient at the address below indicated:

Notices to Employee:

Employee’s last address appearing in the payroll/personnel records of the Company.

Notices to the Company:

Office Depot, Inc. 2200 Old Germantown Road Delray Beach, Florida 33445 Attention: Executive Vice President — Human Resources

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered or mailed.

8.	Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

9.	Complete Agreement. This Agreement and those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

10.	No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

11.	Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

12.	Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Employee, the Company and their respective heirs, successors and assigns, except that Employee may not assign Employee’s rights or delegate Employee’s obligations hereunder without the prior written consent of the Company.

13.	Choice of Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Florida, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

14.	Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Employee, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

15.	Stock Option Plan Awards. Employee may receive from time to time, grants of stock options and/or awards of shares of restricted stock pursuant to the terms of the Office Depot, Inc. Amended Long-Term Equity Incentive Plan, or under another comparable plan of the Company (herein collectively referred to as the “Stock Option Plan”). Employee hereby agrees that his or her signature on this Agreement is deemed to be “remade” on each and every occasion on which Employee receives any grant or award under the Stock Option Plan. Employee further agrees that as a remedy available to the Company for any breach of this Agreement by Employee, the Company shall have the absolute right to cancel any unvested or vested but unexercised stock option or any award of restricted stock under the Stock Option Plan upon evidence that Employee has breached, or intends to breach this Agreement. Employee shall not be required to separately sign any document to cause this provision of this Agreement to be applicable to any future grant or award under the Stock Option Plan.

16.	Arbitration Provisions. Any dispute or controversy between the Company and Employee arising out of or relating to this Agreement or the breach of this Agreement shall be settled by arbitration administered by the American Arbitration Association (“AAA”) in accordance with its National Rules for the Resolution of Employment Disputes then in effect, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Any arbitration shall be held before a single arbitrator who shall be selected by the mutual agreement of the Company and Employee, unless the parties are unable to agree to an arbitrator, in which case the arbitrator will be selected under the procedures of the AAA. The arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including, without limitation, the issuance of an injunction. However, either party may, without inconsistency with this arbitration provision, apply to any court otherwise having jurisdiction over such dispute or controversy and seek interim provisional, injunctive or other equitable relief until the arbitration award is rendered or the controversy is otherwise resolved. Except as necessary in court proceedings to enforce this arbitration provision or an award rendered hereunder, or to obtain interim relief, or as may otherwise be required by law, neither a party nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of the Company and Employee. The Company and Employee acknowledge that this agreement evidences a transaction involving interstate commerce. Notwithstanding any choice of law provision included in this Agreement, the United States Federal Arbitration Act shall govern the interpretation and enforcement of this arbitration provision. The arbitration proceeding shall be conducted in Palm Beach County, Florida or such other location to which the parties may agree. The Company shall pay the costs of any arbitrator appointed hereunder and the administrative fees and costs imposed by the AAA.

* * * * *

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

OFFICE DEPOT, INC.

By:

Print Name:

Initials:

Employee:

Signature	Date

Print Name

Employee ID Number

28